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Freeport-McMoRan Copper & Gold Inc. Reports
Second-Quarter and Six-Month 2011 Results

▪
Net income attributable to common stock for second-quarter 2011 was $1.4 billion, $1.43 per share, compared with net income of $649 million, $0.70 per share, for second-quarter 2010. Net income attributable to common stock for the first six months of 2011 was $2.9 billion, $3.00 per share, compared with $1.5 billion, $1.70 per share, for the first six months of 2010.

▪
Consolidated sales from mines for second-quarter 2011 totaled 1.0 billion pounds of copper, 356 thousand ounces of gold and 21 million pounds of molybdenum, compared with 914 million pounds of copper, 298 thousand ounces of gold and 16 million pounds of molybdenum for second-quarter 2010.

▪
Consolidated sales from mines for the year 2011 are expected to approximate 3.9 billion pounds of copper, 1.6 million ounces of gold and 77 million pounds of molybdenum, including 940 million pounds of copper, 415 thousand ounces of gold and 18 million pounds of molybdenum for third-quarter 2011.

▪
Consolidated unit net cash costs (net of by-product credits) averaged $0.93 per pound of copper for second-quarter 2011, compared with $0.97 per pound for second-quarter 2010. Based on current 2011 sales volume and cost estimates and assuming average prices of $1,500 per ounce for gold and $15 per pound for molybdenum for the second half of 2011, consolidated unit net cash costs (net of by-product credits) are estimated to average $1.01 per pound of copper for the year 2011.

▪
Operating cash flows totaled $1.7 billion for second-quarter 2011 and $4.0 billion for the first six months of 2011, compared with $1.1 billion for second-quarter 2010 and $2.9 billion for the first six months of 2010. Based on current 2011 sales volume and cost estimates and assuming average prices of $4.25 per pound for copper, $1,500 per ounce for gold and $15 per pound for molybdenum for the second half of 2011, operating cash flows are estimated to exceed $8 billion for the year 2011.

▪
Capital expenditures totaled $527 million for second-quarter 2011 and $1.0 billion for the first six months of 2011, compared with $296 million for second-quarter 2010 and $527 million for the first six months of 2010. Capital expenditures are expected to approximate $2.6 billion for the year 2011, including $1.4 billion for major projects and $1.2 billion for sustaining capital. A number of studies are ongoing, which may result in increased capital spending programs.

▪
At June 30, 2011, total debt approximated $3.5 billion and consolidated cash approximated $4.4 billion. During second-quarter 2011, FCX repaid $1.2 billion in debt, including the April 2011 redemption of $1.1 billion in 8.25% Senior Notes.

Freeport-McMoRan Copper & Gold                                 1

PHOENIX, AZ, July 21, 2011 - Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) reported second-quarter 2011 net income attributable to common stock of $1.4 billion, $1.43 per share, compared with $649 million, $0.70 per share, for second-quarter 2010. For the first six months of 2011, FCX reported net income attributable to common stock of $2.9 billion, $3.00 per share, compared with $1.5 billion, $1.70 per share, for the first six months of 2010.

James R. Moffett, Chairman of the Board, and Richard C. Adkerson, President and Chief Executive Officer, said, "Our second-quarter results reflect strong operating performance and favorable pricing for our products.  FCX's global team continues to execute our operating plans in an impressive fashion, producing significant quantities of copper, gold and molybdenum to meet growing global demand.  Our large resource position and successful exploration program provide significant opportunities for growth. We are advancing projects expeditiously to increase our production while generating attractive returns for shareholders.  Our strong financial position and cash flow generation provide the financial resources required for investment as well as substantial cash returns for shareholders."

SUMMARY FINANCIAL AND OPERATING DATA

	Three Months				Six Months
	Ended June 30,				Ended June 30,
	2011		2010		2011		2010
Financial Data (in millions, except per share amounts)
Revenues[a]	$5,814		$3,864		$11,523		$8,227
Operating income[b]	$2,757		$1,424		$5,693		$3,472
Net income attributable to common stock	$1,368	[c]	$649	[c]	$2,867	[c]	$1,546	[c]
Diluted net income per share of common stock	$1.43	[c]	$0.70	[c,d]	$3.00	[c]	$1.70	[c,d]
Diluted weighted-average common shares outstanding	956		947	[d]	956		947	[d]
Operating cash flows	$1,680	[e]	$1,064	[e]	$4,039	[e]	$2,882	[e]
Capital expenditures	$527		$296		$1,032		$527

Mining Operating Data
Copper (millions of recoverable pounds)
Production	967		930		1,917		1,859
Sales, excluding purchases	1,002		914		1,928		1,874
Average realized price per pound	$4.22		$3.06		$4.24		$3.13
Site production and delivery costs per pound[f]	$1.63		$1.41		$1.62		$1.38
Unit net cash costs per pound[f]	$0.93		$0.97		$0.87		$0.89
Gold (thousands of recoverable ounces)
Production	351		316		817		765
Sales	356		298		836		776
Average realized price per ounce	$1,509		$1,234		$1,466		$1,171
Molybdenum (millions of recoverable pounds)
Production	22		17		42		34
Sales, excluding purchases	21		16		41		33
Average realized price per pound	$18.16		$18.18		$18.13		$16.62

a.	Includes the impact of adjustments to provisionally priced concentrate and cathode sales recognized in prior periods (refer to discussion on page 9).

b.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Refer to the "Consolidated Statements of Income" on page IV for a summary of net impacts from changes in these deferrals.

c.
Includes net losses on early extinguishment of debt totaling $54 million ($0.06 per share) in second-quarter 2011, $42 million ($0.05 per share) in second-quarter 2010, $60 million ($0.06 per share) for the first six months of 2011 and $65 million ($0.07 per share) for the first six months of 2010.

d.	Amounts have been adjusted to reflect the February 1, 2011, two-for-one stock split.

e.
Includes working capital (uses) sources of $(496) million in second-quarter 2011, $(173) million in second-quarter 2010, $(382) million for the first six months of 2011 and $107 million for the first six months of 2010.

Freeport-McMoRan Copper & Gold                                 2

f.
Reflects per pound weighted-average site production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, excluding net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX's website, “www.fcx.com.”

OPERATIONS
Consolidated. Second-quarter 2011 consolidated copper sales of 1.0 billion pounds were higher than the April 2011 estimate of 965 million pounds primarily because of the timing of shipments, principally in North America. Second-quarter 2011 consolidated copper sales were also higher than second-quarter 2010 sales of 914 million pounds reflecting increased production in North America and the timing of shipments in South America and Africa.
Second-quarter 2011 consolidated gold sales of 356 thousand ounces were slightly lower than the April 2011 estimate of 365 thousand ounces but higher than second-quarter 2010 sales of 298 thousand ounces. These variances primarily reflect timing of mine sequencing at Grasberg.
Second-quarter 2011 consolidated molybdenum sales of 21 million pounds were higher than the April 2011 estimate of 17 million pounds and second-quarter 2010 sales of 16 million pounds primarily reflecting improved demand.
Consolidated sales from mines for the year 2011 are expected to approximate 3.9 billion pounds of copper, 1.6 million ounces of gold and 77 million pounds of molybdenum, including 940 million pounds of copper, 415 thousand ounces of gold and 18 million pounds of molybdenum in third-quarter 2011.
Consolidated average unit net cash costs (net of by-product credits) of $0.93 per pound of copper in second-quarter 2011 were lower than unit net cash costs of $0.97 per pound in second-quarter 2010 primarily because of higher gold and molybdenum credits in second-quarter 2011, partly offset by higher site production and delivery costs as a result of increased mining and milling activities and higher input costs, including materials, energy and currency exchange rate impacts.
Assuming average prices of $1,500 per ounce of gold and $15 per pound of molybdenum for the second half of 2011 and achievement of current 2011 sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for FCX's copper mining operations are expected to average approximately $1.01 per pound of copper for the year 2011. The impact of price changes on consolidated unit net cash costs would approximate $0.01 per pound for each $50 per ounce change in the average price of gold during the second half of 2011 and $0.01 per pound for each $2 per pound change in the average price of molybdenum during the second half of 2011. Quarterly unit net cash costs vary with fluctuations in sales volumes.

North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Tyrone and Chino in New Mexico. All of the North America mining operations are wholly owned, except for Morenci. FCX records its 85 percent joint venture interest in Morenci using the proportionate consolidation method. In addition to copper, the Morenci, Bagdad and Sierrita mines also produce molybdenum concentrates.
Operating and Development Activities. At Morenci, FCX completed its project to ramp up mining rates to 635,000 metric tons of ore per day and milling rates to approximately 50,000 metric tons per day, resulting in an increase of 125 million pounds of copper per year.
FCX is advancing a feasibility study to expand mining and milling capacity at Morenci to process additional sulfide ores identified through positive exploratory drilling over the last few years. This project, which would require significant investment, would increase milling rates to approximately 115,000 metric tons of ore per day and target incremental annual copper production of approximately 225 million pounds within three years, following completion of the feasibility study, expected by year-end 2011.
The ramp up of mining activities at the Miami mine continues. FCX expects production at Miami to ramp up to approximately 100 million pounds of copper per year by 2012.
During second-quarter 2011, FCX successfully restarted mining and milling activities at the Chino mine. Planned mining and milling rates are expected to be achieved by the end of 2013. Incremental annual copper production is expected to be 100 million pounds in 2012 and 2013 and 200 million pounds in 2014. Costs for the project associated with equipment and mill refurbishment are expected to approximate $150 million.

Freeport-McMoRan Copper & Gold                                 3

Operating Data. Following is summary consolidated operating data for the North America copper mines for the second quarters and first six months of 2011 and 2010:

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Copper (millions of recoverable pounds)
Production	313	263	595	527
Sales, excluding purchases	331	289	607	580
Average realized price per pound	$4.19	$3.21	$4.28	$3.27

Molybdenum (millions of recoverable pounds)
Production[a]	10	5	17	11

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.78	$1.46	$1.76	$1.39
By-product credits, primarily molybdenum	(0.52)	(0.38)	(0.50)	(0.32)
Treatment charges	0.10	0.09	0.10	0.08
Unit net cash costs[b]	$1.36	$1.17	$1.36	$1.15

a.	Reflects molybdenum production from certain of the North America copper mines. Sales of molybdenum are reflected in the Molybdenum division (refer to page 8).

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX's website, “www.fcx.com.”

Consolidated copper sales volumes from North America of 331 million pounds in second-quarter 2011 were higher than second-quarter 2010 sales of 289 million pounds primarily reflecting higher production at the Morenci and Miami mines.
FCX expects sales from the North America copper mines to approximate 1.2 billion pounds of copper for the year 2011, compared with 1.1 billion pounds of copper in 2010. The restart of the Miami and Chino mines and potential expansion of the Morenci mine are expected to further increase production in future periods.
As anticipated, average unit net cash costs (net of by-product credits) for the North America copper mines of $1.36 per pound of copper in second-quarter 2011 were higher than unit net cash costs of $1.17 per pound in second-quarter 2010, primarily reflecting increased mining and milling activities and higher input costs. Higher molybdenum credits partly offset the increased site production and delivery costs.
FCX estimates that average unit net cash costs (net of by-product credits) for the North America copper mines would approximate $1.42 per pound of copper for the year 2011, based on current sales volume and cost estimates and assuming an average molybdenum price of $15 per pound for the second half of 2011. North America's average unit net cash costs for 2011 would change by approximately $0.025 per pound for each $2 per pound change in the average price of molybdenum during the second half of 2011.

South America Mining. FCX operates four copper mines in South America - Cerro Verde in Peru and El Abra, Candelaria and Ojos del Salado in Chile. FCX owns a 53.56 percent interest in Cerro Verde, a 51 percent interest in El Abra, and 80 percent of the Candelaria and Ojos del Salado mining complexes. All operations in South America are consolidated in FCX's financial statements. South America mining includes open-pit and underground mining. In addition to copper, the Cerro Verde mine produces molybdenum concentrates, and the Candelaria and Ojos del Salado mines produce gold and silver.
Operating and Development Activities. During first-quarter 2011, FCX commenced production from El Abra's newly commissioned stacking and leaching facilities to transition from oxide to sulfide ores. Production from the sulfide ore, which is projected to reach design levels in the second half of 2011, is expected to approximate 300 million pounds of copper per year, replacing the currently depleting oxide copper production. The aggregate capital investment for this project is expected to total $725 million through 2015, including $565 million for the initial phase of the project expected to be completed in 2011.

Freeport-McMoRan Copper & Gold                                 4

FCX is also engaged in pre-feasibility studies for a potential large-scale milling operation at El Abra to process additional sulfide material and to achieve higher recoveries.
At Cerro Verde, the feasibility study for a large-scale concentrator expansion was completed in second-quarter 2011. The $3.5 billion project would expand the concentrator facilities from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day and provide incremental annual production of approximately 600 million pounds of copper beginning in 2016. FCX expects to file an environmental impact assessment in the second half of 2011.
Operating Data. Following is summary consolidated operating data for the South America mining operations for the second quarters and first six months of 2011 and 2010:

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Copper (millions of recoverable pounds)
Production	327	329	644	651
Sales	331	311	643	618
Average realized price per pound	$4.24	$3.02	$4.24	$3.07

Gold (thousands of recoverable ounces)
Production	24	20	48	39
Sales	25	20	49	39
Average realized price per ounce	$1,515	$1,221	$1,467	$1,175

Molybdenum (millions of recoverable pounds)
Production[a]	3	1	6	3

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.26	$1.22	$1.28	$1.21
By-product credits	(0.37)	(0.19)	(0.37)	(0.18)
Treatment charges	0.19	0.11	0.19	0.13
Unit net cash costs[b]	$1.08	$1.14	$1.10	$1.16

a.	Reflects molybdenum production from Cerro Verde. Sales of molybdenum are reflected in the Molybdenum division (refer to page 8).

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX's website, “www.fcx.com.”

Copper sales from South America mining of 331 million pounds in second-quarter 2011 were higher than second-quarter 2010 sales of 311 million pounds primarily reflecting higher ore grades at Candelaria and timing of shipments at Cerro Verde, partly offset by lower mining rates at El Abra as it transitions from oxide to sulfide ores.
FCX expects South America's sales to approximate of 1.3 billion pounds of copper and 100 thousand ounces of gold for the year 2011, similar to 2010 sales of 1.3 billion pounds of copper and 93 thousand ounces of gold.
Average unit net cash costs (net of by-product credits) for South America of $1.08 per pound of copper in second-quarter 2011 were lower than unit net cash costs of $1.14 per pound in second-quarter 2010 primarily reflecting higher molybdenum, gold and silver credits, partly offset by higher treatment charges and higher site production and delivery costs, including materials, energy and currency exchange rate impacts.
FCX estimates that average unit net cash costs (net of by-product credits) for South America mining would approximate $1.21 per pound of copper for the year 2011, based on current sales volume and cost estimates and assuming average prices of $15 per pound of molybdenum and $1,500 per ounce of gold during the second half of 2011.

Freeport-McMoRan Copper & Gold                                 5

Indonesia Mining. Through its 90.64 percent owned and wholly consolidated subsidiary PT Freeport Indonesia (PT-FI), FCX operates the world's largest copper and gold mine in terms of reserves at its Grasberg operations in Papua, Indonesia.
Operating and Development Activities. FCX has several projects in process in the Grasberg minerals district, primarily related to the development of the large-scale, high-grade underground ore bodies located beneath and nearby the Grasberg open pit. In aggregate, these underground ore bodies are expected to ramp up to approximately 240,000 metric tons of ore per day following the currently anticipated transition from the Grasberg open pit in 2016.
The Deep Ore Zone (DOZ) mine, one of the world's largest underground mines, has been expanded to a capacity of 80,000 metric tons of ore per day; and a feasibility study for the Deep Mill Level Zone (DMLZ) has been completed. The high-grade Big Gossan mine, which began producing in fourth-quarter 2010, is expected to reach full rates of 7,000 metric tons of ore per day by the end of 2012. Substantial progress has been made in developing infrastructure and underground workings that will enable access to the underground ore bodies. Development of the terminal infrastructure and mine access for the Grasberg Block Cave and DMLZ ore bodies is in progress. Over the next five years, estimated aggregate capital spending is expected to average approximately $635 million ($500 million net to PT-FI) per year on underground development activities.
Operating Data. Following is summary consolidated operating data for the Indonesia mining operations for the second quarters and first six months of 2011 and 2010:

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Copper (millions of recoverable pounds)
Production	261	276	545	555
Sales	265	259	543	555
Average realized price per pound	$4.26	$2.95	$4.23	$3.05

Gold (thousands of recoverable ounces)
Production	325	294	766	723
Sales	330	276	784	734
Average realized price per ounce	$1,509	$1,235	$1,466	$1,171

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.93	$1.62	$1.88	$1.58
Gold and silver credits	(2.06)	(1.41)	(2.20)	(1.61)
Treatment charges	0.18	0.26	0.18	0.24
Royalty on metals	0.17	0.11	0.16	0.11
Unit net cash costs[a]	$0.22	$0.58	$0.02	$0.32

a.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX's website, “www.fcx.com.”

At the Grasberg mine, the sequencing of mining areas with varying ore grades causes fluctuations in the timing of ore production resulting in varying quarterly and annual sales of copper and gold. Copper sales from Indonesia of 265 million pounds in second-quarter 2011 were slightly above second-quarter 2010 sales of 259 million pounds. Gold sales of 330 thousand ounces in second-quarter 2011 were higher than second-quarter 2010 sales of 276 thousand ounces.
During July 2011, PT-FI union workers commenced an eight-day labor strike, which led to a temporary suspension of mining, milling and concentrate shipments. On July 11, 2011, PT-FI reached an agreement with the union to end the strike and operations have resumed. PT-FI estimates the aggregate impact on 2011 production to approximate 35 million pounds of copper and 60 thousand ounces of gold. PT-FI has commenced negotiations with the union for its bi-annual renewal of the collective labor agreement, which is scheduled for renewal in October 2011.

Freeport-McMoRan Copper & Gold                                 6

FCX expects sales from Indonesia to approximate 1.0 billion pounds of copper and 1.45 million ounces of gold for the year 2011, compared with 1.2 billion pounds of copper and 1.8 million ounces of gold for the year 2010.
Because of the fixed nature of a large portion of Indonesia's costs, unit costs vary from quarter to quarter depending on volumes of copper and gold sold during the period. Unit net cash costs (net of gold and silver credits) for Indonesia of $0.22 per pound of copper in second-quarter 2011 were lower than unit net cash costs of $0.58 per pound in second-quarter 2010 as higher gold credits more than offset increases in site production and delivery costs.
FCX estimates Indonesia's average unit net cash costs (net of gold and silver credits) would approximate $0.28 per pound of copper for the year 2011, based on current sales volume and cost estimates and assuming an average gold price of $1,500 per ounce during the second half 2011. Indonesia's unit net cash costs for 2011 would change by approximately $0.04 per pound for each $50 per ounce change in the average price of gold during the second half of 2011.

Africa Mining. FCX currently holds an effective 57.75 percent interest in the Tenke Fungurume (Tenke) copper and cobalt mining concessions in the Katanga province of the Democratic Republic of Congo (DRC), which is consolidated in FCX's financial statements. FCX's interest in Tenke will be reduced to 56 percent after receiving the required government approval of the modifications to Tenke Fungurume Mining's bylaws that reflect the agreement with the DRC government. In addition to copper, the Tenke mine produces cobalt hydroxide.
Operating and Development Activities. The milling facilities at Tenke, which were designed to produce at a capacity rate of 8,000 metric tons of ore per day, have performed above capacity, with throughput averaging 9,700 metric tons of ore per day in second-quarter 2011 and 10,200 metric tons of ore per day for the first six months of 2011. Mining rates have been increased to enable additional copper production from the initial project capacity of 250 million pounds per year to approximately 290 million pounds per year.
FCX is planning a second phase of the project, which would include optimizing the current plant and increasing capacity. As part of the second phase, FCX is completing studies to expand the mill rate to 14,000 metric tons of ore per day and to construct related processing facilities that would target the addition of approximately 150 million pounds of copper per year in an approximate two-year timeframe. FCX expects production volumes from the project to expand significantly over time.
FCX continues to engage in drilling activities, exploration analyses and metallurgical testing to evaluate the potential of the highly prospective minerals district at Tenke. These analyses are being incorporated in future plans to evaluate opportunities for expansion.
Operating Data. Following is summary consolidated operating data for the Africa mining operations for the second quarters and first six months of 2011 and 2010:

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Copper (millions of recoverable pounds)
Production	66	62	133	126
Sales	75	55	135	121
Average realized price per pound[a]	$4.08	$2.96	$4.11	$3.12

Cobalt (millions of contained pounds)
Production	6	4	12	9
Sales	7	4	13	7
Average realized price per pound	$11.16	$12.37	$11.02	$11.91

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.62	$1.27	$1.57	$1.32
Cobalt credits[b]	(0.77)	(0.54)	(0.76)	(0.46)
Royalty on metals	0.09	0.06	0.10	0.07
Unit net cash costs[c]	$0.94	0.79	$0.91	$0.93

Freeport-McMoRan Copper & Gold                                 7

a.	Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX's website, “www.fcx.com.”

Copper sales from Africa of 75 million pounds in second-quarter 2011 were higher than second-quarter 2010 copper sales of 55 million pounds, primarily reflecting the timing of shipments.
FCX expects Africa's sales to approximate 275 million pounds of copper and over 20 million pounds of cobalt for the year 2011, compared with 262 million pounds of copper and 20 million pounds of cobalt for the year 2010.
Unit net cash costs (net of cobalt credits) for Africa of $0.94 per pound of copper were higher than unit net cash costs of $0.79 per pound in second-quarter 2010, primarily reflecting increased mining and milling activity and higher input costs. Higher cobalt credits partly offset the increased production and delivery costs.
FCX estimates Africa's average unit net cash costs would approximate $0.97 per pound of copper for the year 2011, based on current sales volume and cost estimates and assuming an average cobalt price of $14 per pound for the second half of 2011. Africa's unit net cash costs for 2011 would change by approximately $0.05 per pound for each $2 per pound change in the average price of cobalt during the second half of 2011.

Molybdenum. FCX is the world's largest producer of molybdenum. FCX conducts molybdenum mining operations at its wholly owned Henderson underground mine in Colorado, is developing the Climax molybdenum mine and sells molybdenum produced from its North and South America copper mines.
Development Activities. Construction activities at the Climax molybdenum mine are approximately 75 percent complete. Construction is expected to be complete in early 2012, and FCX plans to commence production during 2012. Production from the Climax molybdenum mine is expected to ramp up to a rate of 20 million pounds per year during 2013 and, depending on market conditions, may be increased to 30 million pounds per year. FCX intends to operate its Climax and Henderson molybdenum mines in a flexible manner to meet market requirements. FCX believes that Climax is one of the most attractive primary molybdenum development projects in the world, with large-scale production capacity, attractive cash costs and future growth options. Estimated remaining costs for the initial phase of the project approximate $250 million.
Operating Data. Following is summary consolidated operating data for the Molybdenum operations for the second quarters and first six months of 2011 and 2010:

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Molybdenum (millions of recoverable pounds)
Production[a]	9	11	19	20
Sales, excluding purchases[b]	21	16	41	33
Average realized price per pound	$18.16	$18.18	$18.13	$16.62

Unit net cash cost per pound of molybdenum[c]	$6.21	$5.73	$6.17	$5.65

a.	Reflects production at the Henderson molybdenum mine.

b.	Includes sales of molybdenum produced at the North and South America copper mines.

c.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX's website, “www.fcx.com.”

Consolidated molybdenum sales of 21 million pounds were higher than the April 2011 estimate of 17 million pounds and second-quarter 2010 sales of 16 million pounds primarily reflecting improved demand.
For the year 2011, FCX expects molybdenum sales to approximate 77 million pounds (including production of approximately 45 million pounds from the North and South America copper mines), compared with 67 million pounds in 2010 (including production of 32 million pounds from the North and South America copper mines).

Freeport-McMoRan Copper & Gold                                 8

Unit net cash costs at the Henderson mine of $6.21 per pound of molybdenum in second-quarter 2011 were higher than unit net cash costs of $5.73 per pound in second-quarter 2010, primarily reflecting higher input costs, including labor and materials.
Based on current sales volume and cost estimates, FCX expects average unit net cash costs for the Henderson mine would approximate $7.00 per pound of molybdenum for the year 2011. EXPLORATION ACTIVITIES
FCX is conducting exploration activities near its existing mines with a focus on opportunities to expand reserves that will support the development of additional future production capacity in the large minerals districts where it currently operates. Favorable exploration results indicate opportunities for significant future potential reserve additions in North and South America and in the Tenke Fungurume minerals district. The drilling data in North America continue to indicate the potential for expanded sulfide production.
Exploration spending for the year 2011 is expected to approximate $250 million, compared with $113 million in 2010. Exploration activities will continue to focus primarily on the potential for future reserve additions in FCX's existing minerals districts.

PROVISIONAL PRICING AND OTHER
For the first six months of 2011, 56 percent of FCX's mined copper was sold in concentrate, 22 percent as rod from North America operations and 22 percent as cathode. Under the long-established structure of sales agreements prevalent in the industry, substantially all of FCX's copper concentrate and cathode sales are provisionally priced at the time of shipment. The provisional prices are finalized in a contractually specified future month (generally one to four months from the shipment date) primarily based on quoted London Metal Exchange (LME) monthly average spot prices. Because a significant portion of FCX's concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period. LME spot copper prices averaged $4.14 per pound during second-quarter 2011, compared to FCX's recorded average price of $4.22 per pound.
At March 31, 2011, FCX had provisionally priced copper sales at its copper mining operations totaling 464 million pounds (net of intercompany sales and noncontrolling interests) recorded at an average of $4.27 per pound. Lower prices during second-quarter 2011 resulted in adjustments to these provisionally priced copper sales and decreased second-quarter 2011 consolidated revenues by $47 million ($23 million to net income attributable to common stock or $0.02 per share), compared with adjustments to the March 31, 2010, provisionally priced copper sales that decreased second-quarter 2010 consolidated revenues by $169 million ($72 million to net income attributable to common stock or $0.08 per share). Adjustments to the December 31, 2010, provisionally priced copper sales resulted in a decrease to consolidated revenues of $12 million ($5 million to net income attributable to common stock or $0.01 per share) for the first six months of 2011, compared with adjustments to the December 31, 2009, provisionally priced copper sales that resulted in a decrease to consolidated revenues of $23 million ($9 million to net income attributable to common stock or $0.01 per share) for the first six months of 2010.
At June 30, 2011, FCX had provisionally priced copper sales at its copper mining operations totaling 435 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $4.27 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the June 30, 2011, provisional price recorded would have an approximate $14 million effect on its 2011 net income attributable to common stock. The LME spot copper price on July 20, 2011, was $4.43 per pound.
FCX defers recognizing profits on its sales from its Indonesia and South America mining operations to Atlantic Copper and on 25 percent of Indonesia's mining sales to PT Smelting (PT-FI's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. FCX's net deferred profits on its Indonesia and South America concentrate inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $218 million at June 30, 2011. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

Freeport-McMoRan Copper & Gold                                 9

CASH FLOWS
FCX generated operating cash flows of $1.7 billion for second-quarter 2011 and $4.0 billion for the first six months of 2011. These amounts are net of working capital uses of $496 million for the second quarter and $382 million for the six-month period.
Based on current 2011 sales volume and cost estimates and assuming average prices of $4.25 per pound of copper, $1,500 per ounce of gold and $15 per pound of molybdenum for the second half of 2011, FCX's consolidated operating cash flows are estimated to exceed $8 billion for the year 2011. The impact of price changes on operating cash flows would approximate $80 million for each $0.05 per pound change in the average price of copper during the second half of 2011, $35 million for each $50 per ounce change in the average price of gold during the second half of 2011 and $40 million for each $2 per pound change in the average price of molybdenum during the second half of 2011.
Capital expenditures, including capitalized interest, totaled $527 million for second-quarter 2011 and $1.0 billion for the first six months of 2011. FCX's capital expenditures are currently estimated to approximate $2.6 billion for the year 2011, including $1.4 billion for major projects and $1.2 billion for sustaining capital. Major projects for 2011 primarily include underground development activities at Grasberg, construction activities at the Climax molybdenum mine and completion of the initial phase of the sulfide ore project at El Abra. FCX is also considering additional investments at several of its sites. Capital spending plans will continue to be reviewed and adjusted in response to changes in market conditions and other factors.

CASH AND DEBT
At June 30, 2011, FCX had consolidated cash of $4.4 billion. Net of noncontrolling interests' share, taxes and other costs, cash available to the parent company totaled $3.4 billion as shown below (in billions):

June 30,
2011
Cash at domestic companies[a]	$1.5
Cash at international operations	2.9
Total consolidated cash and cash equivalents	4.4
Less: Noncontrolling interests' share	(0.8)
Cash, net of noncontrolling interests' share	3.6
Less: Withholding taxes and other	(0.2)
Net cash available	$3.4

a. Includes cash at FCX's parent company and North America operations.
At June 30, 2011, FCX had $3.5 billion in debt. FCX had no borrowings and $43 million of letters of credit issued under its revolving credit facility resulting in total availability of approximately $1.5 billion at June 30, 2011. Since January 1, 2009, FCX has repaid $3.8 billion in debt resulting in estimated annual interest savings of approximately $270 million based on current interest rates.
FCX does not have significant debt maturities in the near term (a total of $5 million through 2016); however, FCX may consider opportunities to prepay debt in advance of scheduled maturities. FCX has $3.0 billion in debt that is redeemable in whole or in part, at its option, at make-whole redemption prices prior to April 2012, and afterwards at stated redemption prices.

FINANCIAL POLICY
FCX has a long-standing tradition of seeking to build shareholder value through investing in projects with attractive rates of return and returning cash to shareholders through common stock dividends and share purchases. On June 1, 2011, FCX paid a supplemental common stock dividend of $0.50 per share, which is in addition to FCX's current annual common stock dividend of $1.00 per share ($0.25 per share quarterly). FCX has paid common stock dividends of $949 million for the first six months of 2011, which includes $474 million for the supplemental dividend paid on June 1, 2011. FCX intends to continue to maintain a strong financial position, invest aggressively in attractive growth projects and provide cash returns to shareholders. The Board will continue to review FCX's financial policy on an ongoing basis.

Freeport-McMoRan Copper & Gold                                 10

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's second-quarter 2011 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing “www.fcx.com.” A replay of the webcast will be available through Friday, August 19, 2011.
-----------------------------------------------------------------------------------------------------------
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX has a dynamic portfolio of operating, expansion and growth projects in the copper industry and is the world's largest producer of molybdenum.
The company's portfolio of assets includes the Grasberg minerals district, the world's largest copper and gold mine in terms of recoverable reserves; significant mining operations in the Americas, including the large-scale Morenci and Safford minerals districts in North America and the Cerro Verde and El Abra operations in South America; and the Tenke Fungurume minerals district in the DRC. Additional information about FCX is available on FCX's website at “www.fcx.com.”

Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as those statements regarding projected ore grades and milling rates, projected production and sales volumes, projected unit net cash costs, projected operating cash flows, projected capital expenditures, exploration efforts and results, mine production and development plans, liquidity, other financial commitments and tax rates, the impact of copper, gold, molybdenum and cobalt price changes, potential prepayments of debt, future dividend payments and potential share purchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of dividends is at the discretion of FCX's Board of Directors (the Board) and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include commodity prices, mine sequencing, production rates, industry risks, regulatory changes, political risks, the potential effects of violence in Indonesia, the resolution of administrative disputes in the Democratic Republic of Congo, weather-related risks, labor relations, including the resolution of labor negotiations in Indonesia, environmental risks, litigation results, currency translation risks and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission (SEC) as updated by our subsequent filings with the SEC.
Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example commodity prices, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements more frequently than quarterly.
This press release also contains certain financial measures such as unit net cash costs per pound of copper and per pound of molybdenum. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX's website, “www.fcx.com.”
# # #

Freeport-McMoRan Copper & Gold                                 11

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA

	Three Months Ended June 30,
	Production		Sales
COPPER (millions of recoverable pounds)	2011	2010	2011	2010
(FCX's net interest in %)
North America
Morenci (85%)[a]	135	114	142	118
Bagdad (100%)	48	49	54	55
Safford (100%)	37	32	38	41
Sierrita (100%)	45	37	46	41
Miami (100%)	15	3	15	3
Tyrone (100%)	18	20	22	22
Chino (100%)	14	8	13	9
Other (100%)	1	—	1	—
Total North America	313	263	331	289

South America
Cerro Verde (53.56%)	170	166	173	150
El Abra (51%)	66	83	60	84
Candelaria/Ojos del Salado (80%)	91	80	98	77
Total South America	327	329	331	311

Indonesia
Grasberg (90.64%)[b]	261	276	265	259

Africa
Tenke Fungurume (57.75%)	66	62	75	55

Consolidated	967	930	1,002	914
Less noncontrolling interests	181	186	186	173
Net	786	744	816	741

Consolidated sales from mines			1,002	914
Purchased copper			57	44
Total copper sales, including purchases			1,059	958

Average realized price per pound			$4.22	$3.06

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	2	2	1	2
South America (80%)	24	20	25	20
Indonesia (90.64%)[b]	325	294	330	276
Consolidated	351	316	356	298
Less noncontrolling interests	35	31	36	30
Net	316	285	320	268

Average realized price per ounce			$1,509	$1,234

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	9	11	N/A	N/A
North America (100%)	10	5	N/A	N/A
Cerro Verde (53.56%)	3	1	N/A	N/A
Consolidated	22	17	21	16
Less noncontrolling interests	2	—	1	—
Net	20	17	20	16

Consolidated sales from mines			21	16
Purchased molybdenum			—	1
Total molybdenum sales, including purchases			21	17

Average realized price per pound			$18.16	$18.18

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (57.75%)	6	4	7	4
Less noncontrolling interests	2	2	3	2
Net	4	2	4	2

Average realized price per pound			$11.16	$12.37

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

I

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA (continued)

	Six Months Ended June 30,
	Production		Sales
COPPER (millions of recoverable pounds)	2011	2010	2011	2010
(FCX's net interest in %)
North America
Morenci (85%)[a]	257	212	260	225
Bagdad (100%)	97	101	104	112
Safford (100%)	65	79	68	92
Sierrita (100%)	85	72	85	81
Miami (100%)	29	6	25	7
Tyrone (100%)	37	40	41	44
Chino (100%)	23	16	22	18
Other (100%)	2	1	2	1
Total North America	595	527	607	580

South America
Cerro Verde (53.56%)	345	331	342	306
El Abra (51%)	114	168	110	161
Candelaria/Ojos del Salado (80%)	185	152	191	151
Total South America	644	651	643	618

Indonesia
Grasberg (90.64%)[b]	545	555	543	555

Africa
Tenke Fungurume (57.75%)	133	126	135	121

Consolidated	1,917	1,859	1,928	1,874
Less noncontrolling interests	360	372	359	354
Net	1,557	1,487	1,569	1,520

Consolidated sales from mines			1,928	1,874
Purchased copper			134	65
Total copper sales, including purchases			2,062	1,939

Average realized price per pound			$4.24	$3.13

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	3	3	3	3
South America (80%)	48	39	49	39
Indonesia (90.64%)[b]	766	723	784	734
Consolidated	817	765	836	776
Less noncontrolling interests	81	75	83	77
Net	736	690	753	699

Average realized price per ounce			$1,466	$1,171

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	19	20	N/A	N/A
North America (100%)	17	11	N/A	N/A
Cerro Verde (53.56%)	6	3	N/A	N/A
Consolidated	42	34	41	33
Less noncontrolling interests	3	1	2	1
Net	39	33	39	32

Consolidated sales from mines			41	33
Purchased molybdenum			—	2
Total molybdenum sales, including purchases			41	35

Average realized price per pound			$18.13	$16.62

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (57.75%)	12	9	13	7
Less noncontrolling interests	5	4	6	3
Net	7	5	7	4

Average realized price per pound			$11.02	$11.91

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

II

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA (continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
100% North America Copper Mines
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	847,500	646,100	829,700	624,100
Average copper ore grade (percent)	0.24	0.25	0.24	0.25
Copper production (millions of recoverable pounds)	201	182	383	384

Mill Operations
Ore milled (metric tons per day)	221,100	195,300	217,300	179,200
Average ore grades (percent):
Copper	0.38	0.32	0.37	0.31
Molybdenum	0.03	0.02	0.03	0.02
Copper recovery rate (percent)	84.3	81.4	83.2	83.3
Production (millions of recoverable pounds):
Copper	136	100	258	180
Molybdenum	10	5	17	11

100% South America Mining
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	241,200	247,400	251,600	251,600
Average copper ore grade (percent)	0.47	0.42	0.43	0.43
Copper production (millions of recoverable pounds)	113	130	203	263

Mill Operations
Ore milled (metric tons per day)	197,600	187,100	194,700	183,600
Average ore grades:
Copper (percent)	0.62	0.62	0.65	0.62
Gold (grams per metric ton)	0.11	0.09	0.11	0.09
Molybdenum (percent)	0.02	0.02	0.02	0.02
Copper recovery rate (percent)	89.3	89.9	90.4	89.5
Production (recoverable):
Copper (millions of pounds)	214	199	441	388
Gold (thousands of ounces)	24	20	48	39
Molybdenum (millions of pounds)	3	1	6	3

100% Indonesia Mining
Ore milled (metric tons per day)	220,000	223,400	221,100	228,700
Average ore grades:
Copper (percent)	0.77	0.81	0.77	0.79
Gold (grams per metric ton)	0.79	0.63	0.84	0.75
Recovery rates (percent):
Copper	87.8	89.1	87.5	88.7
Gold	79.5	78.2	80.8	78.7
Production (recoverable):
Copper (millions of pounds)	282	305	566	613
Gold (thousands of ounces)	394	319	853	785

100% Africa Mining
Ore milled (metric tons per day)	9,700	8,800	10,200	9,200
Average ore grades (percent):
Copper	3.67	3.87	3.54	3.78
Cobalt	0.41	0.35	0.40	0.40
Copper recovery rate (percent)	92.9	90.7	92.3	91.2
Production (millions of pounds):
Copper (recoverable)	66	62	133	126
Cobalt (contained)	6	4	12	9

100% Henderson Molybdenum Mine
Ore milled (metric tons per day)	22,000	22,800	22,700	23,000
Average molybdenum ore grade (percent)	0.24	0.25	0.24	0.24
Molybdenum production (millions of recoverable pounds)	9	11	19	20

III

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2011		2010		2011		2010
	(In Millions, Except Per Share Amounts)
Revenues	$5,814	[a]	$3,864	[a]	$11,523	[a]	$8,227	[a]
Cost of sales:
Production and delivery	2,557		2,052		4,934		3,968
Depreciation, depletion and amortization	267		249		499		520
Total cost of sales	2,824		2,301		5,433		4,488
Selling, general and administrative expenses	107		101		221		196
Exploration and research expenses	66		38		116		69
Environmental obligations and shutdown costs	60		—		60		2
Total costs and expenses	3,057		2,440		5,830		4,755
Operating income	2,757	[b]	1,424	[b]	5,693	[b]	3,472	[b]
Interest expense, net	(74)	[c]	(122)	[c]	(172)	[c]	(267)	[c]
Losses on early extinguishment of debt	(61)		(50)		(68)		(77)
Other income, net	2		9		12		21
Income before income taxes and equity in
affiliated companies' net earnings	2,624		1,261		5,465		3,149
Provision for income taxes	(906)		(433)		(1,890)		(1,111)
Equity in affiliated companies' net earnings	8		4		12		9
Net income	1,726		832		3,587		2,047
Net income attributable to noncontrolling interests	(358)		(168)		(720)		(438)
Preferred dividends	—	[d]	(15)		—	[d]	(63)
Net income attributable to FCX common stockholders	$1,368	[a,b]	$649	[a,b]	$2,867	[a,b]	$1,546	[a,b]

Net income per share attributable to FCX common stockholders:
Basic	$1.44		$0.71	[e]	$3.03		$1.74	[e]
Diluted	$1.43		$0.70	[e]	$3.00		$1.70	[e]

Weighted-average common shares outstanding:
Basic	947		915	[e]	947		888	[e]
Diluted	956		947	[e]	956		947	[e]

Dividends declared per share of common stock	$0.75		$0.15	[e]	$1.00		$0.225	[e]

a.
Includes unfavorable adjustments to provisionally priced copper sales recognized in prior periods totaling $47 million ($23 million to net income attributable to common stockholders) in second-quarter 2011, $169 million ($72 million to net income attributable to common stockholders) in second-quarter 2010, $12 million ($5 million to net income attributable to common stockholders) for the first six months of 2011 and $23 million ($9 million to net income attributable to common stockholders) for the first six months of 2010.

b.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions of $7 million ($14 million to net income attributable to common stockholders) in second-quarter 2011, $28 million ($20 million to net income attributable to common stockholders) in second-quarter 2010 and $1 million (a net reduction of $1 million to net income attributable to common stockholders) for the first six months of 2011, and a net reduction of $65 million ($28 million to net income attributable to common stockholders) for the first six months of 2010.

c.
Consolidated interest expense, excluding capitalized interest, totaled $97 million in second-quarter 2011, $132 million in second-quarter 2010, $220 million for the first six months of 2011 and $283 million for the first six months of 2010. Lower interest expense in the 2011 periods primarily reflects the impact of debt repayments during 2010 and the first six months of 2011.

d.	During 2010, FCX's 6 3/4% Mandatorily Convertible Preferred Stock automatically converted into shares of FCX common stock; as a result, FCX no longer has requirements to pay preferred dividends.

e.	Amounts have been adjusted to reflect the February 1, 2011, two-for-one stock split.

IV

FREEPORT-McMoRan COPPER & GOLD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,	December 31,
	2011	2010
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$4,378	$3,738
Trade accounts receivable	1,533	2,132
Other accounts receivable	252	293
Inventories:
Product	1,399	1,409
Materials and supplies, net	1,277	1,169
Mill and leach stockpiles	1,072	856
Other current assets	262	254
Total current assets	10,173	9,851
Property, plant, equipment and development costs, net	17,500	16,785
Long-term mill and leach stockpiles	1,523	1,425
Intangible assets, net	323	328
Other assets	1,060	997
Total assets	$30,579	$29,386

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,343	$2,441
Accrued income taxes	258	648
Dividends payable	239	240
Current portion of reclamation and environmental obligations	191	207
Rio Tinto's share of joint venture cash flows	70	132
Current portion of debt	5	95
Total current liabilities	3,106	3,763
Long-term debt, less current portion	3,537	4,660
Deferred income taxes	3,265	2,873
Reclamation and environmental obligations, less current portion	2,123	2,071
Other liabilities	1,446	1,459
Total liabilities	13,477	14,826
Equity:
FCX stockholders' equity:
Common stock	107	107
Capital in excess of par value	18,942	18,751
Accumulated deficit	(672)	(2,590)
Accumulated other comprehensive loss	(316)	(323)
Common stock held in treasury	(3,553)	(3,441)
Total FCX stockholders' equity	14,508	12,504
Noncontrolling interests	2,594	2,056
Total equity	17,102	14,560
Total liabilities and equity	$30,579	$29,386

V

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2011	2010
	(In Millions)
Cash flow from operating activities:
Net income	$3,587	$2,047
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	499	520
Stock-based compensation	69	75
Charges for reclamation and environmental obligations, including accretion	79	75
Payments of reclamation and environmental obligations	(88)	(97)
Losses on early extinguishment of debt	68	77
Deferred income taxes	337	107
Increase in long-term mill and leach stockpiles	(98)	(31)
Other, net	(32)	2
(Increases) decreases in working capital:
Accounts receivable	577	502
Inventories	(346)	(39)
Other current assets	—	(9)
Accounts payable and accrued liabilities	(184)	(161)
Accrued income and other taxes	(429)	(186)
Net cash provided by operating activities	4,039	2,882

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(204)	(81)
South America	(257)	(154)
Indonesia	(301)	(195)
Africa	(40)	(50)
Molybdenum	(162)	(12)
Other	(68)	(35)
Other, net	19	8
Net cash used in investing activities	(1,013)	(519)

Cash flow from financing activities:
Proceeds from debt	23	35
Repayments of debt	(1,288)	(1,655)
Cash dividends and distributions paid:
Common stock	(949)	(130)
Preferred stock	—	(95)
Noncontrolling interests	(195)	(145)
Contributions from noncontrolling interests	13	15
Net payments for stock-based awards	(3)	(6)
Excess tax benefit from stock-based awards	22	4
Other, net	(9)	—
Net cash used in financing activities	(2,386)	(1,977)

Net increase in cash and cash equivalents	640	386
Cash and cash equivalents at beginning of year	3,738	2,656
Cash and cash equivalents at end of period	$4,378	$3,042

VI

.FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS

PRODUCT REVENUES AND UNIT NET CASH COSTS
Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. This measure is presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces, (iv) it is the method used to compare mining operations in certain industry publications and (v) it is the method used by FCX's management and Board of Directors to monitor operations. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as separate line items. Because the copper pricing adjustments do not result from current period sales, FCX has reflected these separately from revenues on current period sales. Noncash and other costs consist of items such as stock-based compensation costs, write-offs of equipment and/or unusual charges. They are removed from site production and delivery costs in the calculation of unit net cash costs. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. Following are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

VII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,384	$1,384	$160	$23	$1,567

Site production and delivery, before net noncash
and other costs shown below	587	528	62	10	600
By-product credits[a]	(170)	—	—	—	—
Treatment charges	32	31	—	1	32
Net cash costs	449	559	62	11	632
Depreciation, depletion and amortization	67	62	4	1	67
Noncash and other costs, net	16	16	—	—	16
Total costs	532	637	66	12	715
Revenue adjustments	(5)	(5)	—	—	(5)
Idle facility and other non-inventoriable costs	(17)	(17)	—	—	(17)
Gross profit	$830	$725	$94	$11	$830

Copper sales (millions of recoverable pounds)	330	330
Molybdenum sales (millions of recoverable pounds)[c]			10

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$4.19	$4.19	$16.97

Site production and delivery, before net noncash
and other costs shown below	1.78	1.60	6.61
By-product credits[a]	(0.52)	—	—
Treatment charges	0.10	0.09	—
Unit net cash costs	1.36	1.69	6.61
Depreciation, depletion and amortization	0.20	0.19	0.39
Noncash and other costs, net	0.05	0.05	0.02
Total unit costs	1.61	1.93	7.02
Revenue adjustments	(0.02)	(0.02)	—
Idle facility and other non-inventoriable costs	(0.05)	(0.04)	(0.03)
Gross profit per pound	$2.51	$2.20	$9.92

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,567	$600	$67
Treatment charges	N/A	32	N/A
Net noncash and other costs	N/A	16	N/A
Revenue adjustments	(5)	N/A	N/A
Idle facility and other non-inventoriable costs	N/A	17	N/A
Eliminations and other	(15)	(6)	4
North America copper mines	1,547	659	71
South America mining	1,448	441	66
Indonesia mining	1,564	518	60
Africa mining	378	156	38
Molybdenum	413	286	16
Rod & Refining	1,427	1,421	2
Atlantic Copper Smelting & Refining	653	685	9
Corporate, other & eliminations	(1,616)	(1,609)	5
As reported in FCX's consolidated financial statements	$5,814	$2,557	$267

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

VIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$925	$925	$104	$19	$1,048

Site production and delivery, before net noncash
and other costs shown below	421	376	51	9	436
By-product credits[a]	(108)	—	—	—	—
Treatment charges	26	26	—	—	26
Net cash costs	339	402	51	9	462
Depreciation, depletion and amortization	66	62	3	1	66
Noncash and other costs, net	53	52	1	—	53
Total costs	458	516	55	10	581
Revenue adjustments	(1)	(1)	—	—	(1)
Idle facility and other non-inventoriable costs	(21)	(21)	—	—	(21)
Gross profit	$445	$387	$49	$9	$445

Copper sales (millions of recoverable pounds)	288	288
Molybdenum sales (millions of recoverable pounds)[c]			5

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.21	$3.21	$17.34

Site production and delivery, before net noncash
and other costs shown below	1.46	1.31	8.55
By-product credits[a]	(0.38)	—	—
Treatment charges	0.09	0.08	—
Unit net cash costs	1.17	1.39	8.55
Depreciation, depletion and amortization	0.23	0.22	0.64
Noncash and other costs, net	0.19	0.18	0.04
Total unit costs	1.59	1.79	9.23
Revenue adjustments	—	—	—
Idle facility and other non-inventoriable costs	(0.08)	(0.08)	(0.01)
Gross profit per pound	$1.54	$1.34	$8.10

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,048	$436	$66
Treatment charges	N/A	26	N/A
Net noncash and other costs	N/A	53	N/A
Revenue adjustments	(1)	N/A	N/A
Idle facility and other non-inventoriable costs	N/A	21	N/A
Eliminations and other	(3)	1	5
North America copper mines	1,044	537	71
South America mining	849	389	59
Indonesia mining	927	427	57
Africa mining	207	96	30
Molybdenum	325	190	12
Rod & Refining	1,129	1,121	2
Atlantic Copper Smelting & Refining	616	605	9
Corporate, other & eliminations	(1,233)	(1,313)	9
As reported in FCX's consolidated financial statements	$3,864	$2,052	$249

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

IX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,593	$2,593	$284	$44	$2,921

Site production and delivery, before net noncash
and other costs shown below	1,067	959	114	18	1,091
By-product credits[a]	(304)	—	—	—	—
Treatment charges	62	60	—	2	62
Net cash costs	825	1,019	114	20	1,153
Depreciation, depletion and amortization	122	114	7	1	122
Noncash and other costs, net	57	56	1	—	57
Total costs	1,004	1,189	122	21	1,332
Revenue adjustments	(2)	(2)	—	—	(2)
Idle facility and other non-inventoriable costs	(29)	(28)	(1)	—	(29)
Gross profit	$1,558	$1,374	$161	$23	$1,558

Copper sales (millions of recoverable pounds)	605	605
Molybdenum sales (millions of recoverable pounds)[c]			17

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$4.28	$4.28	$16.92

Site production and delivery, before net noncash
and other costs shown below	1.76	1.58	6.81
By-product credits[a]	(0.50)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.36	1.68	6.81
Depreciation, depletion and amortization	0.20	0.19	0.41
Noncash and other costs, net	0.10	0.09	0.06
Total unit costs	1.66	1.96	7.28
Revenue adjustments	—	—	—
Idle facility and other non-inventoriable costs	(0.05)	(0.05)	(0.02)
Gross profit per pound	$2.57	$2.27	$9.62

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,921	$1,091	$122
Treatment charges	N/A	62	N/A
Net noncash and other costs	N/A	57	N/A
Revenue adjustments	(2)	N/A	N/A
Idle facility and other non-inventoriable costs	N/A	29	N/A
Eliminations and other	(24)	(5)	7
North America copper mines	2,895	1,234	129
South America mining	2,850	852	123
Indonesia mining	3,294	1,044	117
Africa mining	687	280	66
Molybdenum	787	526	30
Rod & Refining	2,914	2,902	4
Atlantic Copper Smelting & Refining	1,415	1,448	19
Corporate, other & eliminations	(3,319)	(3,352)	11
As reported in FCX's consolidated financial statements	$11,523	$4,934	$499

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

X

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,890	$1,890	$181	$31	$2,102

Site production and delivery, before net noncash
and other costs shown below	802	725	92	14	831
By-product credits[a]	(183)	—	—	—	—
Treatment charges	48	47	—	1	48
Net cash costs	667	772	92	15	879
Depreciation, depletion and amortization	144	136	7	1	144
Noncash and other costs, net	77	76	1	—	77
Total costs	888	984	100	16	1,100
Revenue adjustments	(2)	(2)	—	—	(2)
Idle facility and other non-inventoriable costs	(39)	(39)	—	—	(39)
Gross profit	$961	$865	$81	$15	$961

Copper sales (millions of recoverable pounds)	579	579
Molybdenum sales (millions of recoverable pounds)[c]			11

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.27	$3.27	$15.71

Site production and delivery, before net noncash
and other costs shown below	1.39	1.25	8.00
By-product credits[a]	(0.32)	—	—
Treatment charges	0.08	0.08	—
Unit net cash costs	1.15	1.33	8.00
Depreciation, depletion and amortization	0.25	0.24	0.63
Noncash and other costs, net	0.13	0.13	0.05
Total unit costs	1.53	1.70	8.68
Revenue adjustments	—	—	—
Idle facility and other non-inventoriable costs	(0.08)	(0.08)	(0.01)
Gross profit per pound	$1.66	$1.49	$7.02

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,102	$831	$144
Treatment charges	N/A	48	N/A
Net noncash and other costs	N/A	77	N/A
Revenue adjustments	(2)	N/A	N/A
Idle facility and other non-inventoriable costs	N/A	39	N/A
Eliminations and other	(2)	6	9
North America copper mines	2,098	1,001	153
South America mining	1,918	765	120
Indonesia mining	2,386	902	120
Africa mining	456	206	60
Molybdenum	600	375	25
Rod & Refining	2,202	2,188	4
Atlantic Copper Smelting & Refining	1,249	1,233	19
Corporate, other & eliminations	(2,682)	(2,702)	19
As reported in FCX's consolidated financial statements	$8,227	$3,968	$520

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

XI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$1,404	$1,404	$129	[a]	$1,533

Site production and delivery, before net noncash
and other costs shown below	417	382	41		423
By-product credits	(123)	—	—		—
Treatment charges	62	62	—		62
Net cash costs	356	444	41		485
Depreciation, depletion and amortization	65	61	4		65
Noncash and other costs, net	6	6	—		6
Total costs	427	511	45		556
Revenue adjustments, primarily for pricing
on prior period open sales	(24)	(24)	—		(24)
Other non-inventoriable costs	(16)	(15)	(1)		(16)
Gross profit	$937	$854	$83		$937

Copper sales (millions of recoverable pounds)	331	331

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.24	$4.24

Site production and delivery, before net noncash
and other costs shown below	1.26	1.15
By-product credits	(0.37)	—
Treatment charges	0.19	0.19
Unit net cash costs	1.08	1.34
Depreciation, depletion and amortization	0.19	0.19
Noncash and other costs, net	0.02	0.02
Total unit costs	1.29	1.55
Revenue adjustments, primarily for pricing
on prior period open sales	(0.07)	(0.07)
Other non-inventoriable costs	(0.05)	(0.04)
Gross profit per pound	$2.83	$2.58

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,533	$423	$65
Treatment charges	(62)	N/A	N/A
Net noncash and other costs	N/A	6	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(24)	N/A	N/A
Other non-inventoriable costs	N/A	16	N/A
Eliminations and other	1	(4)	1
South America mining	1,448	441	66
North America copper mines	1,547	659	71
Indonesia mining	1,564	518	60
Africa mining	378	156	38
Molybdenum	413	286	16
Rod & Refining	1,427	1,421	2
Atlantic Copper Smelting & Refining	653	685	9
Corporate, other & eliminations	(1,616)	(1,609)	5
As reported in FCX's consolidated financial statements	$5,814	$2,557	$267

a. Includes gold sales of 25 thousand ounces ($1,515 per ounce average realized price) and silver sales of 766 thousand ounces ($41.03 per ounce average realized price); also includes molybdenum sales of 3 million pounds ($14.29 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$936	$936	$60	[a]	$996

Site production and delivery, before net noncash
and other costs shown below	379	356	26		382
By-product credits	(57)	—	—		—
Treatment charges	33	33	—		33
Net cash costs	355	389	26		415
Depreciation, depletion and amortization	59	57	2		59
Noncash and other costs, net	5	4	1		5
Total costs	419	450	29		479
Revenue adjustments, primarily for pricing
on prior period open sales	(114)	(114)	—		(114)
Other non-inventoriable costs	(6)	(5)	(1)		(6)
Gross profit	$397	$367	$30		$397

Copper sales (millions of recoverable pounds)	311	311

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.02	$3.02

Site production and delivery, before net noncash
and other costs shown below	1.22	1.14
By-product credits	(0.19)	—
Treatment charges	0.11	0.11
Unit net cash costs	1.14	1.25
Depreciation, depletion and amortization	0.19	0.18
Noncash and other costs, net	0.02	0.02
Total unit costs	1.35	1.45
Revenue adjustments, primarily for pricing
on prior period open sales	(0.37)	(0.37)
Other non-inventoriable costs	(0.02)	(0.02)
Gross profit per pound	$1.28	$1.18

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$996	$382	$59
Treatment charges	(33)	N/A	N/A
Net noncash and other costs	N/A	5	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(114)	N/A	N/A
Other non-inventoriable costs	N/A	6	N/A
Eliminations and other	—	(4)	—
South America mining	849	389	59
North America copper mines	1,044	537	71
Indonesia mining	927	427	57
Africa mining	207	96	30
Molybdenum	325	190	12
Rod & Refining	1,129	1,121	2
Atlantic Copper Smelting & Refining	616	605	9
Corporate, other & eliminations	(1,233)	(1,313)	9
As reported in FCX's consolidated financial statements	$3,864	$2,052	$249

a. Includes gold sales of 20 thousand ounces ($1,221 per ounce average realized price) and silver sales of 573 thousand ounces ($18.00 per ounce average realized price); also includes molybdenum sales of 1 million pounds ($12.26 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market based pricing.

XIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$2,725	$2,725	$248	[a]	$2,973

Site production and delivery, before net noncash
and other costs shown below	823	757	78		835
By-product credits	(236)	—	—		—
Treatment charges	121	121	—		121
Net cash costs	708	878	78		956
Depreciation, depletion and amortization	122	115	7		122
Noncash and other costs, net	11	10	1		11
Total costs	841	1,003	86		1,089
Revenue adjustments, primarily for pricing
on prior period open sales	12	(8)	20		12
Other non-inventoriable costs	(30)	(27)	(3)		(30)
Gross profit	$1,866	$1,687	$179		$1,866

Copper sales (millions of recoverable pounds)	643	643

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.24	$4.24

Site production and delivery, before net noncash
and other costs shown below	1.28	1.18
By-product credits	(0.37)	—
Treatment charges	0.19	0.19
Unit net cash costs	1.10	1.37
Depreciation, depletion and amortization	0.19	0.18
Noncash and other costs, net	0.02	0.01
Total unit costs	1.31	1.56
Revenue adjustments, primarily for pricing
on prior period open sales	0.02	(0.01)
Other non-inventoriable costs	(0.05)	(0.05)
Gross profit per pound	$2.90	$2.62

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,973	$835	$122
Treatment charges	(121)	N/A	N/A
Net noncash and other costs	N/A	11	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	12	N/A	N/A
Other non-inventoriable costs	N/A	30	N/A
Eliminations and other	(14)	(24)	1
South America mining	2,850	852	123
North America copper mines	2,895	1,234	129
Indonesia mining	3,294	1,044	117
Africa mining	687	280	66
Molybdenum	787	526	30
Rod & Refining	2,914	2,902	4
Atlantic Copper Smelting & Refining	1,415	1,448	19
Corporate, other & eliminations	(3,319)	(3,352)	11
As reported in FCX's consolidated financial statements	$11,523	$4,934	$499

a. Includes gold sales of 49 thousand ounces ($1,467 per ounce average realized price) and silver sales of 1.5 million ounces ($37.55 per ounce average realized price); also includes molybdenum sales of 6 million pounds ($15.01 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$1,898	$1,898	$116	[a]	$2,014

Site production and delivery, before net noncash
and other costs shown below	746	704	49		753
By-product credits	(108)	—	—		—
Treatment charges	80	80	—		80
Net cash costs	718	784	49		833
Depreciation, depletion and amortization	119	115	5		120
Noncash and other costs, net	7	6	1		7
Total costs	844	905	55		960
Revenue adjustments, primarily for pricing
on prior period open sales	(17)	(17)	—		(17)
Other non-inventoriable costs	(14)	(12)	(2)		(14)
Gross profit	$1,023	$964	$59		$1,023

Copper sales (millions of recoverable pounds)	618	618

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.07	$3.07

Site production and delivery, before net noncash
and other costs shown below	1.21	1.14
By-product credits	(0.18)	—
Treatment charges	0.13	0.13
Unit net cash costs	1.16	1.27
Depreciation, depletion and amortization	0.19	0.18
Noncash and other costs, net	0.01	0.01
Total unit costs	1.36	1.46
Revenue adjustments, primarily for pricing
on prior period open sales	(0.03)	(0.03)
Other non-inventoriable costs	(0.02)	(0.02)
Gross profit per pound	$1.66	$1.56

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,014	$753	$120
Treatment charges	(80)	N/A	N/A
Net noncash and other costs	N/A	7	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(17)	N/A	N/A
Other non-inventoriable costs	N/A	14	N/A
Eliminations and other	1	(9)	—
South America mining	1,918	765	120
North America copper mines	2,098	1,001	153
Indonesia mining	2,386	902	120
Africa mining	456	206	60
Molybdenum	600	375	25
Rod & Refining	2,202	2,188	4
Atlantic Copper Smelting & Refining	1,249	1,233	19
Corporate, other & eliminations	(2,682)	(2,702)	19
As reported in FCX's consolidated financial statements	$8,227	$3,968	$520

a. Includes gold sales of 39 thousand ounces ($1,175 per ounce average realized price) and silver sales of 1.2 million ounces ($17.71 per ounce average realized price); also includes molybdenum sales of 3 million pounds ($12.68 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$1,131	$1,131	$498	$30	[a]	$1,659

Site production and delivery, before net noncash
and other costs shown below	511	348	154	9		511
Gold and silver credits	(545)	—	—	—		—
Treatment charges	48	33	14	1		48
Royalty on metals	44	30	13	1		44
Net cash costs	58	411	181	11		603
Depreciation and amortization	60	41	18	1		60
Noncash and other costs, net	7	5	2	—		7
Total costs	125	457	201	12		670
Revenue adjustments, primarily for pricing on
prior period open sales	(20)	(20)	16	1		(3)
PT Smelting intercompany profit	(12)	(8)	(4)	—		(12)
Gross profit	$974	$646	$309	$19		$974

Copper sales (millions of recoverable pounds)	265	265
Gold sales (thousands of recoverable ounces)			330

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.26	$4.26	$1,509

Site production and delivery, before net noncash
and other costs shown below	1.93	1.31	465
Gold and silver credits	(2.06)	—	—
Treatment charges	0.18	0.13	44
Royalty on metals	0.17	0.11	40
Unit net cash costs	0.22	1.55	549
Depreciation and amortization	0.23	0.15	55
Noncash and other costs, net	0.02	0.02	6
Total unit costs	0.47	1.72	610
Revenue adjustments, primarily for pricing on
prior period open sales	(0.07)	(0.07)	48
PT Smelting intercompany profit	(0.05)	(0.03)	(11)
Gross profit per pound/ounce	$3.67	$2.44	$936

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,659	$511	$60
Treatment charges	(48)	N/A	N/A
Royalty on metals	(44)	N/A	N/A
Net noncash and other costs	N/A	7	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(3)	N/A	N/A
Indonesia mining	1,564	518	60
North America copper mines	1,547	659	71
South America mining	1,448	441	66
Africa mining	378	156	38
Molybdenum	413	286	16
Rod & Refining	1,427	1,421	2
Atlantic Copper Smelting & Refining	653	685	9
Corporate, other & eliminations	(1,616)	(1,609)	5
As reported in FCX's consolidated financial statements	$5,814	$2,557	$267

a. Includes silver sales of 832 thousand ounces ($36.16 per ounce average realized price).

XVI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$765	$765	$342	$14	[a]	$1,121

Site production and delivery, before net noncash
and other costs shown below	422	285	132	5		422
Gold and silver credits	(366)	—	—	—		—
Treatment charges	67	45	21	1		67
Royalty on metals	28	19	9	—		28
Net cash costs	151	349	162	6		517
Depreciation and amortization	57	38	17	2		57
Noncash and other costs, net	5	4	1	—		5
Total costs	213	391	180	8		579
Revenue adjustments, primarily for pricing on
prior period open sales	(109)	(109)	10	—		(99)
PT Smelting intercompany profit	17	11	5	1		17
Gross profit	$460	$276	$177	$7		$460

Copper sales (millions of recoverable pounds)	259	259
Gold sales (thousands of recoverable ounces)			276

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.95	$2.95	$1,235

Site production and delivery, before net noncash
and other costs shown below	1.62	1.10	475
Gold and silver credits	(1.41)	—	—
Treatment charges	0.26	0.18	75
Royalty on metals	0.11	0.07	31
Unit net cash costs	0.58	1.35	581
Depreciation and amortization	0.22	0.15	64
Noncash and other costs, net	0.02	0.01	6
Total unit costs	0.82	1.51	651
Revenue adjustments, primarily for pricing on
prior period open sales	(0.42)	(0.42)	37
PT Smelting intercompany profit	0.06	0.04	19
Gross profit per pound/ounce	$1.77	$1.06	$640

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,121	$422	$57
Treatment charges	(67)	N/A	N/A
Royalty on metals	(28)	N/A	N/A
Net noncash and other costs	N/A	5	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(99)	N/A	N/A
Indonesia mining	927	427	57
North America copper mines	1,044	537	71
South America mining	849	389	59
Africa mining	207	96	30
Molybdenum	325	190	12
Rod & Refining	1,129	1,121	2
Atlantic Copper Smelting & Refining	616	605	9
Corporate, other & eliminations	(1,233)	(1,313)	9
As reported in FCX's consolidated financial statements	$3,864	$2,052	$249

a. Includes silver sales of 800 thousand ounces ($16.78 per ounce average realized price).

XVII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$2,297	$2,297	$1,150	$63	[a]	$3,510

Site production and delivery, before net noncash
and other costs shown below	1,022	669	335	18		1,022
Gold and silver credits	(1,195)	—	—	—		—
Treatment charges	98	64	32	2		98
Royalty on metals	89	58	29	2		89
Net cash costs	14	791	396	22		1,209
Depreciation and amortization	117	77	38	2		117
Noncash and other costs, net	22	15	7	—		22
Total costs	153	883	441	24		1,348
Revenue adjustments, primarily for pricing on
prior period open sales	(11)	(11)	(17)	(1)		(29)
PT Smelting intercompany profit	35	23	11	1		35
Gross profit	$2,168	$1,426	$703	$39		$2,168

Copper sales (millions of recoverable pounds)	543	543
Gold sales (thousands of recoverable ounces)			784

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.23	$4.23	$1,466

Site production and delivery, before net noncash
and other costs shown below	1.88	1.23	427
Gold and silver credits	(2.20)	—	—
Treatment charges	0.18	0.12	41
Royalty on metals	0.16	0.11	37
Unit net cash costs	0.02	1.46	505
Depreciation and amortization	0.22	0.14	49
Noncash and other costs, net	0.04	0.02	9
Total unit costs	0.28	1.62	563
Revenue adjustments, primarily for pricing on
prior period open sales	(0.02)	(0.02)	(22)
PT Smelting intercompany profit	0.06	0.04	15
Gross profit per pound/ounce	$3.99	$2.63	$896

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$3,510	$1,022	$117
Treatment charges	(98)	N/A	N/A
Royalty on metals	(89)	N/A	N/A
Net noncash and other costs	N/A	22	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(29)	N/A	N/A
Indonesia mining	3,294	1,044	117
North America copper mines	2,895	1,234	129
South America mining	2,850	852	123
Africa mining	687	280	66
Molybdenum	787	526	30
Rod & Refining	2,914	2,902	4
Atlantic Copper Smelting & Refining	1,415	1,448	19
Corporate, other & eliminations	(3,319)	(3,352)	11
As reported in FCX's consolidated financial statements	$11,523	$4,934	$499

a. Includes silver sales of 1.7 million ounces ($36.65 per ounce average realized price).

XVIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$1,694	$1,694	$860	$35	[a]	$2,589

Site production and delivery, before net noncash
and other costs shown below	878	574	292	12		878
Gold and silver credits	(896)	—	—	—		—
Treatment charges	134	88	44	2		134
Royalty on metals	64	42	21	1		64
Net cash costs	180	704	357	15		1,076
Depreciation and amortization	120	78	40	2		120
Noncash and other costs, net	24	16	8	—		24
Total costs	324	798	405	17		1,220
Revenue adjustments, primarily for pricing on
prior period open sales	(6)	(6)	1	—		(5)
PT Smelting intercompany profit	29	19	9	1		29
Gross profit	$1,393	$909	$465	$19		$1,393

Copper sales (millions of recoverable pounds)	555	555
Gold sales (thousands of recoverable ounces)			734

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.05	$3.05	$1,171

Site production and delivery, before net noncash
and other costs shown below	1.58	1.03	398
Gold and silver credits	(1.61)	—	—
Treatment charges	0.24	0.16	60
Royalty on metals	0.11	0.08	29
Unit net cash costs	0.32	1.27	487
Depreciation and amortization	0.22	0.14	54
Noncash and other costs, net	0.04	0.03	11
Total unit costs	0.58	1.44	552
Revenue adjustments, primarily for pricing on
prior period open sales	(0.01)	(0.01)	1
PT Smelting intercompany profit	0.05	0.04	13
Gross profit per pound/ounce	$2.51	$1.64	$633

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,589	$878	$120
Treatment charges	(134)	N/A	N/A
Royalty on metals	(64)	N/A	N/A
Net noncash and other costs	N/A	24	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(5)	N/A	N/A
Indonesia mining	2,386	902	120
North America copper mines	2,098	1,001	153
South America mining	1,918	765	120
Africa mining	456	206	60
Molybdenum	600	375	25
Rod & Refining	2,202	2,188	4
Atlantic Copper Smelting & Refining	1,249	1,233	19
Corporate, other & eliminations	(2,682)	(2,702)	19
As reported in FCX's consolidated financial statements	$8,227	$3,968	$520

a. Includes silver sales of 2.1 million ounces ($17.16 per ounce average realized price).

XIX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$307	$307	$83	$390

Site production and delivery, before net noncash
and other costs shown below	122	103	43	146
Cobalt credits[b]	(58)	—	—	—
Royalty on metals	7	6	1	7
Net cash costs	71	109	44	153
Depreciation, depletion and amortization	38	32	6	38
Noncash and other costs, net	7	6	1	7
Total costs	116	147	51	198
Revenue adjustments, primarily for pricing
on prior period open sales	(4)	(4)	(1)	(5)
Other non-inventoriable costs	(3)	(3)	—	(3)
Gross profit	$184	$153	$31	$184

Copper sales (millions of recoverable pounds)	75	75
Cobalt sales (millions of contained pounds)			7

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$4.08	$4.08	$11.16

Site production and delivery, before net noncash
and other costs shown below	1.62	1.37	5.69
Cobalt credits[b]	(0.77)	—	—
Royalty on metals	0.09	0.08	0.19
Unit net cash costs	0.94	1.45	5.88
Depreciation, depletion and amortization	0.50	0.42	0.81
Noncash and other costs, net	0.11	0.09	0.16
Total unit costs	1.55	1.96	6.85
Revenue adjustments, primarily for pricing on
prior period open sales	(0.04)	(0.04)	(0.13)
Other non-inventoriable costs	(0.05)	(0.04)	(0.08)
Gross profit per pound	$2.44	$2.04	$4.10

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$390	$146	$38
Royalty on metals	(7)	N/A	N/A
Net noncash and other costs	N/A	7	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(5)	N/A	N/A
Other non-inventoriable costs	N/A	3	N/A
Africa mining	378	156	38
North America copper mines	1,547	659	71
South America mining	1,448	441	66
Indonesia mining	1,564	518	60
Molybdenum	413	286	16
Rod & Refining	1,427	1,421	2
Atlantic Copper Smelting & Refining	653	685	9
Corporate, other & eliminations	(1,616)	(1,609)	5
As reported in FCX's consolidated financial statements	$5,814	$2,557	$267

a. Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$163	$163	$47	$210

Site production and delivery, before net noncash
and other costs shown below	70	64	24	88
Cobalt credits[b]	(30)	—	—	—
Royalty on metals	3	2	1	3
Net cash costs	43	66	25	91
Depreciation, depletion and amortization	30	26	4	30
Noncash and other costs, net	3	2	1	3
Total costs	76	94	30	124
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	1	1
Other non-inventoriable costs	(6)	(5)	(1)	(6)
Gross profit	$81	$64	$17	$81

Copper sales (millions of recoverable pounds)	55	55
Cobalt sales (millions of contained pounds)			4

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$2.96	$2.96	$12.37

Site production and delivery, before net noncash
and other costs shown below	1.27	1.15	6.63
Cobalt credits[b]	(0.54)	—	—
Royalty on metals	0.06	0.05	0.20
Unit net cash costs	0.79	1.20	6.83
Depreciation, depletion and amortization	0.55	0.47	1.13
Noncash and other costs, net	0.04	0.03	0.08
Total unit costs	1.38	1.70	8.04
Revenue adjustments, primarily for pricing on
prior period open sales	(0.01)	(0.01)	0.35
Other non-inventoriable costs	(0.10)	(0.09)	(0.22)
Gross profit per pound	$1.47	$1.16	$4.46

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$210	$88	$30
Royalty on metals	(3)	N/A	N/A
Net noncash and other costs	N/A	3	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	1	N/A	N/A
Other non-inventoriable costs	N/A	6	N/A
Eliminations and other	(1)	(1)	—
Africa mining	207	96	30
North America copper mines	1,044	537	71
South America mining	849	389	59
Indonesia mining	927	427	57
Molybdenum	325	190	12
Rod & Refining	1,129	1,121	2
Atlantic Copper Smelting & Refining	616	605	9
Corporate, other & eliminations	(1,233)	(1,313)	9
As reported in FCX's consolidated financial statements	$3,864	$2,052	$249

a. Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$553	$553	$146	$699

Site production and delivery, before net noncash
and other costs shown below	212	183	74	257
Cobalt credits[b]	(103)	—	—	—
Royalty on metals	13	10	3	13
Net cash costs	122	193	77	270
Depreciation, depletion and amortization	66	56	10	66
Noncash and other costs, net	17	14	3	17
Total costs	205	263	90	353
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	2	1
Other non-inventoriable costs	(6)	(5)	(1)	(6)
Gross profit	$341	$284	$57	$341

Copper sales (millions of recoverable pounds)	135	135
Cobalt sales (millions of contained pounds)			13

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$4.11	$4.11	$11.02

Site production and delivery, before net noncash
and other costs shown below	1.57	1.36	5.59
Cobalt credits[b]	(0.76)	—	—
Royalty on metals	0.10	0.08	0.18
Unit net cash costs	0.91	1.44	5.77
Depreciation, depletion and amortization	0.49	0.41	0.80
Noncash and other costs, net	0.12	0.11	0.20
Total unit costs	1.52	1.96	6.77
Revenue adjustments, primarily for pricing on
prior period open sales	(0.01)	(0.01)	0.16
Other non-inventoriable costs	(0.05)	(0.04)	(0.08)
Gross profit per pound	$2.53	$2.10	$4.33

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$699	$257	$66
Royalty on metals	(13)	N/A	N/A
Net noncash and other costs	N/A	17	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	1	N/A	N/A
Other non-inventoriable costs	N/A	6	N/A
Africa mining	687	280	66
North America copper mines	2,895	1,234	129
South America mining	2,850	852	123
Indonesia mining	3,294	1,044	117
Molybdenum	787	526	30
Rod & Refining	2,914	2,902	4
Atlantic Copper Smelting & Refining	1,415	1,448	19
Corporate, other & eliminations	(3,319)	(3,352)	11
As reported in FCX's consolidated financial statements	$11,523	$4,934	$499

a. Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$377	$377	$84	$461

Site production and delivery, before net noncash
and other costs shown below	160	151	40	191
Cobalt credits[b]	(56)	—	—	—
Royalty on metals	8	7	1	8
Net cash costs	112	158	41	199
Depreciation, depletion and amortization	60	49	11	60
Noncash and other costs, net	4	3	1	4
Total costs	176	210	53	263
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	3	3
Other non-inventoriable costs	(12)	(10)	(2)	(12)
Gross profit	$189	$157	$32	$189

Copper sales (millions of recoverable pounds)	121	121
Cobalt sales (millions of contained pounds)			7

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.12	$3.12	$11.91

Site production and delivery, before net noncash
and other costs shown below	1.32	1.25	5.73
Cobalt credits[b]	(0.46)	—	—
Royalty on metals	0.07	0.05	0.21
Unit net cash costs	0.93	1.30	5.94
Depreciation, depletion and amortization	0.49	0.41	1.53
Noncash and other costs, net	0.03	0.03	0.09
Total unit costs	1.45	1.74	7.56
Revenue adjustments, primarily for pricing on
prior period open sales	—	—	0.51
Other non-inventoriable costs	(0.10)	(0.08)	(0.30)
Gross profit per pound	$1.57	$1.30	$4.56

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$461	$191	$60
Royalty on metals	(8)	N/A	N/A
Net noncash and other costs	N/A	4	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	3	N/A	N/A
Other non-inventoriable costs	N/A	12	N/A
Eliminations and other	—	(1)	—
Africa mining	456	206	60
North America copper mines	2,098	1,001	153
South America mining	1,918	765	120
Indonesia mining	2,386	902	120
Molybdenum	600	375	25
Rod & Refining	2,202	2,188	4
Atlantic Copper Smelting & Refining	1,249	1,233	19
Corporate, other & eliminations	(2,682)	(2,702)	19
As reported in FCX's consolidated financial statements	$8,227	$3,968	$520

a. Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Henderson Molybdenum Mine Product Revenues and Production Costs and Unit Net Cash Costs

	Three Months Ended June 30,
(In Millions)	2011	2010

Revenues, excluding adjustments	$164	$177

Site production and delivery, before net noncash
and other costs shown below	50	48
Treatment charges and other	8	11
Net cash costs	58	59
Depreciation, depletion and amortization	8	8
Noncash and other costs, net	1	—
Total costs	67	67
Gross profit[a]	$97	$110

Molybdenum sales (millions of recoverable pounds)	9	11

Gross profit per pound of molybdenum:

Revenues, excluding adjustments	$17.35	$17.36

Site production and delivery, before net noncash
and other costs shown below	5.33	4.65
Treatment charges and other	0.88	1.08
Unit net cash costs	6.21	5.73
Depreciation, depletion and amortization	0.89	0.82
Noncash and other costs, net	0.03	0.02
Total unit costs	7.13	6.57
Gross profit per pound	$10.22	$10.79

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Three Months Ended June 30, 2011	Revenues	and Delivery	Amortization
Totals presented above	$164	$50	$8
Treatment charges and other	(8)	N/A	N/A
Net noncash and other costs	N/A	1	N/A
Henderson mine	156	51	8
Other molybdenum operations and eliminations[b]	257	235	8
Molybdenum	413	286	16
North America copper mines	1,547	659	71
South America mining	1,448	441	66
Indonesia mining	1,564	518	60
Africa mining	378	156	38
Rod & Refining	1,427	1,421	2
Atlantic Copper Smelting & Refining	653	685	9
Corporate, other & eliminations	(1,616)	(1,609)	5
As reported in FCX's consolidated financial statements	$5,814	$2,557	$267

Three Months Ended June 30, 2010
Totals presented above	$177	$48	$8
Treatment charges and other	(11)	N/A	N/A
Net noncash and other costs	N/A	—	N/A
Henderson mine	166	48	8
Other molybdenum operations and eliminations[b]	159	142	4
Molybdenum	325	190	12
North America copper mines	1,044	537	71
South America mining	849	389	59
Indonesia mining	927	427	57
Africa mining	207	96	30
Rod & Refining	1,129	1,121	2
Atlantic Copper Smelting & Refining	616	605	9
Corporate, other & eliminations	(1,233)	(1,313)	9
As reported in FCX's consolidated financial statements	$3,864	$2,052	$249

a. Gross profit reflects sales of Henderson products based on volumes produced at market-based pricing. On a consolidated basis, the Molybdenum division includes profits on sales as they are made to third parties and realizations based on actual contract terms. As a result, the actual gross profit realized will differ from the amounts reported in this table.

b. Primarily includes amounts associated with the molybdenum sales company, which includes sales of molybdenum produced at the North and South America copper mines.

XXIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Henderson Molybdenum Mine Product Revenues and Production Costs and Unit Net Cash Costs

	Six Months Ended June 30,
(In Millions)	2011	2010

Revenues, excluding adjustments	$336	$316

Site production and delivery, before net noncash
and other costs shown below	102	90
Treatment charges and other	17	21
Net cash costs	119	111
Depreciation, depletion and amortization	17	16
Noncash and other costs, net	1	1
Total costs	137	128
Gross profit[a]	$199	$188

Molybdenum sales (millions of recoverable pounds)	19	20

Gross profit per pound of molybdenum:

Revenues, excluding adjustments	$17.36	$16.06

Site production and delivery, before net noncash
and other costs shown below	5.29	4.57
Treatment charges and other	0.88	1.08
Unit net cash costs	6.17	5.65
Depreciation, depletion and amortization	0.88	0.83
Noncash and other costs, net	0.04	0.03
Total unit costs	7.09	6.51
Gross profit per pound	$10.27	$9.55

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Six Months Ended June 30, 2011	Revenues	and Delivery	Amortization
Totals presented above	$336	$102	$17
Treatment charges and other	(17)	N/A	N/A
Net noncash and other costs	N/A	1	N/A
Henderson mine	319	103	17
Other molybdenum operations and eliminations[b]	468	423	13
Molybdenum	787	526	30
North America copper mines	2,895	1,234	129
South America mining	2,850	852	123
Indonesia mining	3,294	1,044	117
Africa mining	687	280	66
Rod & Refining	2,914	2,902	4
Atlantic Copper Smelting & Refining	1,415	1,448	19
Corporate, other & eliminations	(3,319)	(3,352)	11
As reported in FCX's consolidated financial statements	$11,523	$4,934	$499

Six Months Ended June 30, 2010
Totals presented above	$316	$90	$16
Treatment charges and other	(21)	N/A	N/A
Net noncash and other costs	N/A	1	N/A
Henderson mine	295	91	16
Other molybdenum operations and eliminations[b]	305	284	9
Molybdenum	600	375	25
North America copper mines	2,098	1,001	153
South America mining	1,918	765	120
Indonesia mining	2,386	902	120
Africa mining	456	206	60
Rod & Refining	2,202	2,188	4
Atlantic Copper Smelting & Refining	1,249	1,233	19
Corporate, other & eliminations	(2,682)	(2,702)	19
As reported in FCX's consolidated financial statements	$8,227	$3,968	$520

a. Gross profit reflects sales of Henderson products based on volumes produced at market-based pricing. On a consolidated basis, the Molybdenum division includes profits on sales as they are made to third parties and realizations based on actual contract terms. As a result, the actual gross profit realized will differ from the amounts reported in this table.

b. Primarily includes amounts associated with the molybdenum sales company, which includes sales of molybdenum produced at the North and South America copper mines.

XXV

FREEPORT-McMoRan COPPER & GOLD INC.
PROVISION FOR INCOME TAXES

Following are summaries of the approximate amounts in the calculation of FCX's consolidated provision for income taxes for the second quarters and first six months of 2011 and 2010 (in millions, except percentages):

	Three Months Ended June 30,
	2011				2010
		Effective		Income Tax		Effective	Income Tax
	Income[a]	Tax Rate		Provision	Income[a]	Tax Rate	Provision
U.S.	$595	20%		$120	$257	20%	$51
South America	913	35%		321	399	34%	134
Indonesia	944	41%		392	440	40%	177
Africa	136	29%		40	57	32%	18
Eliminations and other	36	N/A		28	108	N/A	44
Annualized rate adjustment [b]	N/A	N/A		5	N/A	N/A	9
Consolidated FCX	$2,624	34%		$906	$1,261	34%	$433

	Six Months Ended June 30,
	2011				2010
		Effective		Income Tax		Effective	Income Tax
	Income[a]	Tax Rate		Provision	Income [a]	Tax Rate	Provision
U.S.	$1,242	21%		$258	$586	23%	$132
South America	1,827	34%		627	1,022	32%	331
Indonesia	2,105	43%		899	1,349	42%	570
Africa	240	33%		80	142	30%	43
Eliminations and other	51	N/A		39	50	N/A	24
Annualized rate adjustment [b]	N/A	N/A		(13)	N/A	N/A	11
Consolidated FCX	$5,465	35%	[c]	$1,890	$3,149	35%	$1,111

a.	Represents income by geographic location before income taxes and equity in affiliated companies' net earnings.

b.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its estimated annualized tax rate.

c.
FCX's consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which it operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming average prices of $4.25 per pound for copper, $1,500 per ounce for gold and $15 per pound for molybdenum for the second half of 2011 and achievement of current 2011 sales volume and cost estimates, FCX estimates its annual consolidated effective tax rate will approximate 35 percent.

XXVI

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS

FCX has organized its operations into five primary divisions - North America copper mines, South America mining, Indonesia mining, Africa mining and Molybdenum operations. Notwithstanding this structure, FCX internally reports information on a mine-by-mine basis. Therefore, FCX concluded that its operating segments include individual mines. Operating segments that meet certain thresholds are reportable segments, which are separately disclosed in the following table.

Intersegment Sales. Intersegment sales between FCX's operations are based on similar arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, timing of sales to unaffiliated customers and transportation premiums.

Allocations. FCX allocates certain operating costs, expenses and capital expenditures to the operating divisions and individual segments. However, not all costs and expenses applicable to a mine or operation are allocated. All U.S. federal and state income taxes are recorded and managed at the corporate level, whereas foreign income taxes are recorded and managed at the applicable country. In addition, most exploration and research activities are managed at the corporate level, and those costs along with some selling, general and administrative costs are not allocated to the operating divisions or segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

XXVII

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS (continued)

(In Millions)	North America Copper Mines			South America			Indonesia		Africa
												Atlantic
												Copper	Corporate,
		Other		Cerro	Other					Moly-	Rod &	Smelting	Other &	FCX
	Morenci	Mines	Total	Verde	Mines	Total	Grasberg		Tenke	bdenum	Refining	& Refining	Eliminations	Total
Three Months Ended June 30, 2011
Revenues:
Unaffiliated customers	$157	$94	$251	$598	$638	$1,236	$1,465	[a]	$375	$413	$1,421	$651	$2	$5,814
Intersegment	441	855	1,296	138	74	212	99		3	—	6	2	(1,618)	—
Production and delivery	260	399	659	198	243	441	518		156	286	1,421	685	(1,609)	2,557
Depreciation, depletion and amortization	30	41	71	36	30	66	60		38	16	2	9	5	267
Selling, general and administrative expenses	1	—	1	1	—	1	28		3	4	—	5	65	107
Exploration and research expenses	1	—	1	—	—	—	—		—	1	—	—	64	66
Environmental obligations and shutdown costs	3	—	3	—	—	—	—		—	—	1	—	56	60
Operating income (loss)	303	509	812	501	439	940	958		181	106	3	(46)	(197)	2,757

Interest expense, net	1	2	3	1	—	1	1		1	—	—	4	64	74
Provision for income taxes	—	—	—	159	162	321	392		40	—	—	—	153	906
Total assets at June 30, 2011	1,970	4,797	6,767	4,732	3,558	8,290	5,876		3,744	2,193	359	1,316	2,034	30,579
Capital expenditures	19	66	85	32	85	117	176		29	91	2	16	11	527

Three Months Ended June 30, 2010
Revenues:
Unaffiliated customers	$1	$1	$2	$274	$453	$727	$871	[a]	$207	$325	$1,123	$605	$4	$3,864
Intersegment	386	656	1,042	108	14	122	56		—	—	6	11	(1,237)	—
Production and delivery	177	360	537	148	241	389	427		96	190	1,121	605	(1,313)	2,052
Depreciation, depletion and amortization	35	36	71	33	26	59	57		30	12	2	9	9	249
Selling, general and administrative expenses	—	—	—	—	—	—	23		—	3	—	4	71	101
Exploration and research expenses	—	—	—	—	—	—	—		—	—	—	—	38	38
Environmental obligations and shutdown costs	—	—	—	—	—	—	—		—	—	—	—	—	—
Operating income (loss)	175	261	436	201	200	401	420		81	120	6	(2)	(38)	1,424

Interest expense, net	—	3	3	—	—	—	—		—	—	—	3	116	122
Provision for income taxes	—	—	—	68	66	134	177		18	—	—	—	104	433
Total assets at June 30, 2010	1,882	4,218	6,100	4,318	2,744	7,062	4,703		3,458	1,781	306	934	1,635	25,979
Capital expenditures	12	50	62	19	87	106	97		11	5	1	3	11	296

a. Includes PT Freeport Indonesia's sales to PT Smelting totaling $653 million in second-quarter 2011 and $373 million in second-quarter 2010.

XXVIII

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS (continued)

(In Millions)	North America Copper Mines			South America			Indonesia		Africa
												Atlantic
												Copper	Corporate,
		Other		Cerro	Other					Moly-	Rod &	Smelting	Other &	FCX
	Morenci	Mines	Total	Verde	Mines	Total	Grasberg		Tenke	bdenum	Refining	& Refining	Eliminations	Total
Six Months Ended June 30, 2011
Revenues:
Unaffiliated customers	$293	$110	$403	$1,266	$1,233	$2,499	$2,837	[a]	$684	$787	$2,902	$1,407	$4	$11,523
Intersegment	827	1,665	2,492	198	153	351	457		3	—	12	8	(3,323)	—
Production and delivery	470	764	1,234	373	479	852	1,044		280	526	2,902	1,448	(3,352)	4,934
Depreciation, depletion and amortization	58	71	129	70	53	123	117		66	30	4	19	11	499
Selling, general and administrative expenses	1	1	2	2	1	3	71		5	8	—	13	119	221
Exploration and research expenses	1	—	1	—	—	—	—		—	2	—	—	113	116
Environmental obligations and shutdown costs	3	—	3	—	—	—	—		—	—	1	—	56	60
Operating income (loss)	587	939	1,526	1,019	853	1,872	2,062		336	221	7	(65)	(266)	5,693

Interest expense, net	2	3	5	1	—	1	2		3	—	—	8	153	172
Provision for income taxes	—	—	—	322	305	627	899		80	—	—	—	284	1,890
Capital expenditures	48	156	204	56	201	257	301		40	162	5	24	39	1,032

Six Months Ended June 30, 2010
Revenues:
Unaffiliated customers	$10	$16	$26	$732	$950	$1,682	$2,032	[a]	$456	$600	$2,189	$1,238	$4	$8,227
Intersegment	742	1,330	2,072	191	45	236	354		—	—	13	11	(2,686)	—
Production and delivery	323	678	1,001	319	446	765	902		206	375	2,188	1,233	(2,702)	3,968
Depreciation, depletion and amortization	77	76	153	67	53	120	120		60	25	4	19	19	520
Selling, general and administrative expenses	—	—	—	—	—	—	52		—	6	—	10	128	196
Exploration and research expenses	—	—	—	—	—	—	—		—	1	—	—	68	69
Environmental obligations and shutdown costs	—	—	—	—	—	—	—		—	—	—	—	2	2
Operating income (loss)	352	592	944	537	496	1,033	1,312		190	193	10	(13)	(197)	3,472

Interest expense, net	2	6	8	—	—	—	—		2	—	—	5	252	267
Provision for income taxes	—	—	—	173	158	331	570		43	—	—	—	167	1,111
Capital expenditures	15	66	81	31	123	154	195		50	12	2	12	21	527

a. Includes PT Freeport Indonesia's sales to PT Smelting totaling $1.3 billion for the first six months of 2011 and $859 million for the first six months of 2010.

XXIX